                                           FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS PART I

                                                          $327,091,000 (APPROXIMATE)

                                                         GMAC RFC   [GRAPHIC OMITTED]

                                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                                SERIES 2007-RZ1

                                                          RAMP SERIES 2007-RZ1 TRUST
                                                                ISSUING ENTITY

                                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                                   DEPOSITOR

                                                       RESIDENTIAL FUNDING COMPANY, LLC
                                                          MASTER SERVICER AND SPONSOR

                                                               FEBRUARY 13, 2007

                                                      BANC OF AMERICAS SECURITIES [GRAPHIC OMITTED]

Disclaimer

The depositor has filed a registration statement (File No. 333-131211) (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not contain all  information  that is  required  to be  included  in the base  prospectus  and the prospectus  supplement.  The  information in this free writing  prospectus is preliminary  and is subject to completion or change.  The information  in this free writing  prospectus,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the securities,  supersedes information contained in any prior similar materials relating to these securities,  and may be superceded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.

This free  writing  prospectus  is not an offer to sell or  solicitation  of an offer to buy these  securities  in any state where such offer,  solicitation  or sale is not  permitted.  This free  writing  prospectus  is being  delivered to you solely to provide you with information  about the offering of the securities  referred to in this free writing  prospectus and to solicit an offer to purchase the securities,  when,  as and if  issued.  Any  such  offer  to  purchase  made by you will not be  accepted  and  will not  constitute  a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant class of securities has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The  securities  referred to in this free writing  prospectus  are being sold when,  as and if issued.  The issuer is not  obligated to issue such  securities or any similar  security and our obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability  of such  securities  when, as and if issued by the issuer.  You are advised that the terms of the  securities,  and the  characteristics  of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of  securities  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing  prospectus.  Our obligation to sell such securities to you is  conditioned  on the  securities  and the  underlying  transaction  having  the  characteristics  described  in the  preliminary prospectus.  If for any reason we do not deliver such  securities,  we will notify you, and neither the issuer nor any underwriter will have any  obligation  to you to deliver all or any portion of the  securities  which you have  committed to  purchase,  and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                      RAMP SERIES 2007-RZ1 TRUST
                                            MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                      $327,091,000 (APPROXIMATE)
                                                          SUBJECT TO REVISION

---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
                                                                             PRINCIPAL WINDOW                        FINAL SCHEDULED
             AMOUNT           RATINGS                        WAL (YRS.)           (MOS.)           EXP. MATURITY      DISTRIBUTION
  CLASS      ($)(1)     (MOODY'S/FITCH/S&P)    BOND TYPE   TO CALL/MAT(2)     TO CALL/MAT(2)        TO CALL (2)         DATE((5))
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
   A-1     145,179,000      Aaa/AAA/AAA     Sr Fltr (3)(4)  1.00 / 1.00     1 to 22 / 1 to 22      December 25,     February 25, 2037
                                                                                                       2008
   A-2     93,256,000       Aaa/AAA/AAA        Sr Fltr      2.80 / 2.80    22 to 72 / 22 to 72     February 25,     February 25, 2037
                                               (3)(4)                                                  2013
   A-3     20,805,000       Aaa/AAA/AAA        Sr Fltr      6.47 / 8.83   72 to 78 / 72 to 187   August 25, 2013    February 25, 2037
                                               (3)(4)
  M-1S     13,536,000      Aa1/AA+/AA+       Seq Mezz Fltr  3.86 / 3.86    43 to 50 / 43 to 50    April 25, 2011    February 25, 2037
                                                (3)(4)
  M-2S     12,751,000       Aa2/AA+/AA       Seq Mezz Fltr  4.74 / 4.74    50 to 72 / 50 to 72     February 25,     February 25, 2037
                                                (3)(4)                                                 2013
  M-3S      8,151,000       Aa3/AA/AA-       Seq Mezz Fltr  6.47 / 8.67   72 to 78 / 72 to 160   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-4      5,312,000       A1/AA-/A+          Mezz Fltr    4.60 / 5.08   42 to 78 / 42 to 141   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-5      6,340,000        A2/A+/A           Mezz Fltr    4.56 / 5.03   41 to 78 / 41 to 136   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-6      4,797,000        A3/A/A-          Mezz Fltr     4.53 / 4.98   40 to 78 / 40 to 131   August 25, 2013    February 25, 2037
                                               (3)(4)
   M-7      4,798,000       A3/A/BBB+         Mezz Fltr     4.52 / 4.94   39 to 78 / 39 to 126   August 25, 2013    February 25, 2037
                                               (3)(4)
   M-8      3,256,000      Baa1/A-/BBB         Mezz Fltr    4.49 / 4.89   39 to 78 / 39 to 120   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-9      4,284,000     Baa2/BBB+/BBB-       Mezz Fltr    4.49 / 4.85   38 to 78 / 38 to 116   August 25, 2013    February 25, 2037
                                                (3)(4)
  M-10      4,626,000      Baa3/BBB-/BB+       Mezz Fltr     4.46 / 4.77   38 to 78 / 38 to 109   August 25, 2013   February 25, 2037
                                                (3)(4)
    B       4,969,000        Ba2/BB+/BB     Sub Fltr (3)(4)                   Not Offered Hereby                    February 25, 2037
  TOTAL    332,060,000
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------

         NOTES:

(1)      The Class Size is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing Assumptions:
           Fixed Rate Loans:  100% PPC (100% FRM PPC assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain at 23% CPR thereafter);
         Adjustable Rate Loans:  100% PPC (100% ARM PPC assumes that prepayments start at 5% CPR in month one, increase by approximately 2.273% each month to 30% CPR in month twelve, remain at 30% CPR through month twenty four, increase to 60% CPR for the next three months and then remain at 35% CPR from month twenty eight and thereafter).
(3)      If the 10% Clean-Up Call is not exercised, the margins for the Class A Certificates will double, and the margins for the
         Class M Certificates and Class B Certificates will increase by a 1.5x multiple, on the second Distribution Date following the first possible Clean-Up Call Date.  Each class is subject to the Net WAC Cap Rate.
(4)      The pass-through rate for each class of certificates will equal the least of (a) One-Month LIBOR plus the related margin per annum, (b) the Net WAC Cap Rate and (c) 14.00% per annum.  The holders of the Class A Certificates, Class M Certificates and
         Class B Certificates may also be entitled to certain Net Swap Payments made by the Swap Counterparty to the Supplemental
         Interest Trust Trustee pursuant to the Swap Agreement.
(5)      The Final Scheduled Distribution Date is in the month following the latest maturity date of substantially all of the mortgage loans in the trust.

TITLE OF SECURITIES:                RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 2007-RZ1.

DEPOSITOR:                          Residential Asset Mortgage Products, Inc., an affiliate of Residential Funding Company, LLC.

MASTER SERVICER
AND SPONSOR:                        Residential Funding Company, LLC.

SUBSERVICER:                        The primary servicing will be provided by Homecomings  Financial,  LLC, a wholly owned subsidiary of
                                    Residential  Funding  Company,  LLC, with respect to  approximately  93.8% of the Mortgage Loans and
                                    GMAC Mortgage Company, LLC with respect to approximately 5.5%.

UNDERWRITER:                        Banc of America Securities LLC.

TRUSTEE AND SUPPLEMENTAL
INTEREST TRUST TRUSTEE:             LaSalle Bank National Association.

CREDIT RISK MANAGER:                Clayton Fixed Income Services, Inc.

SWAP COUNTERPARTY:                  [TBD].

OFFERED CERTIFICATES:               The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates").

..                                   The Class M-1S,  Class M-2S,  Class M-3S,  Class M-4,  Class M-5,  Class M-6,  Class M-7, Class M-8,
                                    Class M-9 and Class M-10 Certificates (collectively, the "Class M Certificates").

                                    The Class A Certificates and Class M Certificates (the "Offered Certificates").

SEQUENTIAL CLASS M
CERTIFICATES:                       The Class M-1S, Class M-2S and Class M-3S Certificates.

NON-OFFERED CERTIFICATES:           The Class B Certificates, Class SB Certificates and Class R Certificates.

CUT-OFF DATE:                       February 1, 2007.

CLOSING DATE:                       On or about February 22, 2007.

DISTRIBUTION DATE:                  Distribution of principal and interest on the Offered  Certificates  will be made on the 25th day of each month, or if this is not a business day, on the next business day, commencing in March 2007.

FORM OF OFFERED CERTIFICATES:       The Offered  Certificates  will be  available  in  book-entry  form  through  DTC,  Clearstream  and
                                    Euroclear.

MINIMUM DENOMINATIONS:              The Class A  Certificates  and Class M  Certificates  will be offered in  minimum  denominations  of
                                    $25,000 and integral  multiples of $1 in excess  thereof.  The Class B Certificates  will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

TAX STATUS:                         The Offered Certificates  (exclusive of any right to receive amounts from the supplemental  interest trust or under the Swap Agreement)  will be designated as regular  interests in a REMIC and, to such extent, will be treated as debt instruments of a REMIC for federal income tax purposes.

ERISA ELIGIBILITY:                  Subject to the  considerations  contained in the base  prospectus,  the Class A Certificates  may be eligible  for  purchase  by  persons  investing  assets  of  employee  benefit  plans or  individual retirement  accounts  assets.  The  Class M  Certificates  and  Class  B  Certificates  will  not be eligible for purchase by such plans other than with assets of insurance  company  general  accounts.
                                    However,  investors  should consult with their counsel with respect to consequences  under ERISA and
                                    the  Internal   Revenue  Code  of  such  a  plan's   acquisitions  and  ownership  of  such  Offered
                                    Certificates.   In  addition,  prior  to  the  termination  of  the  Swap  Agreement,  the  Class  A
                                    Certificates  may only be  purchased  by  persons  investing  assets of  employee  benefit  plans or individual  retirement  accounts assets if such person  qualifies for the relief available under one or more of the following investor-based exemptions:
                                    (a)      Prohibited  Transaction  Class  Exemption  ("PTCE")  84-14,  regarding  transactions negotiated  by  independent  "qualified professional asset managers";
                                    (b)      PTCE 90-1, regarding investments by insurance company pooled separate accounts;
                                    (c)      PTCE 91-38, regarding investments by bank collective investment funds;
                                    (d)      PTCE 95-60, regarding investments by insurance company general accounts; or
                                    (e)      PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers."
                                             See "ERISA Considerations" in the base prospectus.

SMMEA ELIGIBILITY:                  The Class A,  Class  M-1S,  Class  M-2S and Class  M-3S  Certificates  are  expected  to  constitute
                                    "mortgage  related  securities"  for purposes of the Secondary  Mortgage  Market  Enhancement Act of
                                    1984.  The Class  M-4,  Class  M-5,  Class  M-6,  Class  M-7,  Class  M-8,  Class M-9 and Class M-10
                                    Certificates  will not  constitute  "Mortgage  Related  Securities"  for  purposes of the  Secondary
                                    Mortgage Market Enhancement Act of 1984.

P&I ADVANCES:                       The Master  Servicer  will be  obligated to advance,  or cause to be advanced,  cash with respect to delinquent  payments of principal  and interest on the Mortgage  Loans to the extent that the Master
                                    Servicer  reasonably  believes  that such cash  advances  can be repaid from future  payments on the related  Mortgage  Loans.  These cash  advances  are only  intended  to  maintain a regular  flow of scheduled  interest and principal  payments on the certificates and are not intended to guarantee or insure against losses.

MONTHLY FEES:                       Weighted  average  subservicing  fee of approximately  0.3948% per annum,  payable  monthly;  master servicing  fee of 0.05% per annum,  payable  monthly;  credit risk  manager fee of 0.015% per annum, payable monthly.

ELIGIBLE MASTER SERVICING
COMPENSATION:                       For any  Distribution  Date,  an  amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the aggregate stated principal  balance of the Mortgage Loans  immediately  preceding that  Distribution
                                    Date and (b) the sum of the master  servicing  fee payable to the Master  Servicer in respect of its master  servicing  activities and  reinvestment  income  received by the Master  Servicer on amounts payable with respect to that Distribution Date.

OPTIONAL CALL:                      If the aggregate  principal  balance of the mortgage loans after giving effect to  distributions  to be made on that  Distribution  Date falls below 10% of the principal balance as of the Cut-off Date, the holders of the call rights may  terminate  the trust on that  Distribution  Date (the  "Clean-up
                                    Call Date").

MORTGAGE LOANS:                     The mortgage pool will consist of one- to  four-family,  fixed and  adjustable  rate mortgage  loans secured by first liens on fee simple or leasehold  interests  on  residential  mortgage  properties.
                                    The statistical  pool of the mortgage loans described herein has an aggregate  principal  balance of approximately $342,683,511 as of the Cut-off Date.

REPRESENTATIONS AND
WARRANTIES:                         RFC will make a  representation  and warranty that each mortgaged  property is free of damage and in good  repair as of the closing  date.  In the event that a  mortgaged  property is damaged as of the closing date and that damage  materially adversely  affects the value of the  mortgaged  property or of the interest of the  certificateholders  in the related  mortgaged  loan, RFC will be required to repurchase the related mortgage loan from the trust.

                                      A.       SUBORDINATION
 CREDIT ENHANCEMENT:

                                       Credit  Enhancement for the Class A Certificates will include the subordination of the  Class M  Certificates,  Class B  Certificates  and the  overcollateralization amount.  Credit  Enhancement for any Class M Certificates will include the Class M
                                       Certificates   with   a   lower   priority,   Class   B   Certificates   and   the
                                       overcollateralization amount.

                                       CLASS     INITIAL                      STEPDOWN DATE
                                                SUBORDINATION (1)             SUBORDINATION

                                       A         24.35%                       48.70%
                                       M-1S      20.40%                       40.80%
                                       M-2S      16.68%                       33.36%
                                       M-3S      14.30%                       28.60%
                                       M-4       12.75%                       25.50%
                                       M-5       10.90%                       21.80%
                                       M-6       9.50%                        19.00%
                                       M-7       8.10%                        16.20%
                                       M-8       7.15%                        14.30%
                                       M-9       5.90%                        11.80%
                                       M-10      4.55%                        9.10%
                                       B         3.10%                        6.20%

                                       (1) Includes the initial overcollateralization requirement as described herein.

                                       B. OVERCOLLATERALIZATION ("OC")

                                        Initial (% Orig)                        3.10%
                                        OC Target (% Orig)                      3.10%
                                        Stepdown OC Target (% Current)          6.20%
                                        OC Floor (% Orig)                       0.50%

                                       C. EXCESS CASHFLOW.

                                       Initially equal to approximately  243 bps per annum.  For any  Distribution  Date, the sum of (i) the excess of the  available  distribution  amount  over the sum of
                                       (a) the interest  distribution  amount for the  certificates and (b) the principal remittance amount, (ii) any overcollateralization  reduction amount, and (iii) any
                                       Net Swap  Payments  received  by the  supplemental  interest  trust under the swap agreement  for that  Distribution  Date.  Excess  Cash Flow may be used to protect the Class A Certificates,  Class M Certificates  and Class B Certificates  against realized  losses by making an additional  payment of principal to cover the amount of the realized losses.

                                       D.  SWAP AGREEMENT

                                      Credit enhancement for the Class A Certificates, Class M Certificates and Class B
                                      Certificates will include Net Swap Payments made by the Swap Counterparty to the
                                      Supplemental Interest Trust Trustee pursuant to the Swap Agreement. The Swap
                                      Agreement will terminate after the Distribution Date in February 2012.

REQUIRED OVERCOLLATERALIZATION
AMOUNT:                             For any  Distribution  Date  (i)  prior  to the  Stepdown  Date,  an  amount  equal  to 3.10% of the aggregate  stated  principal  balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date  provided a Trigger  Event is not in effect,  the greater of (x) 6.20% of the then current  aggregate  outstanding  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date  and (y) the  Overcollateralization  Floor  or
                                    (iii)  on  or  after  the   Stepdown   Date  if  a  Trigger   Event  is  in  effect,   the  Required
                                    Overcollateralization   Amount  for  the  immediately  preceding  Distribution  Date.  The  Required
                                    Overcollateralization Amount will be fully funded on the Closing Date.

OVERCOLLATERALIZATION FLOOR:        An  amount  equal  to 0.50% of the  aggregate  principal  balance  of the  Mortgage  Loans as of the
                                    Cut-Off Date, or approximately $1,713,418.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution  Date, the excess, if any, of the  Overcollateralization  Amount on that Distribution Date over the Required Overcollateralization Amount on that Distribution Date.

OVERCOLLATERALIZATION AMOUNT:       With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate  stated principal balance of the Mortgage  Loans as of the first day of the month  preceding that  Distribution  Date, over  (b)  the  aggregate  certificate  principal  balance  of the  Class  A  Certificates,  Class M
                                    Certificates  and Class B Certificates  before taking into account  distributions of principal to be made on that Distribution Date.

OVERCOLLATERALIZATION INCREASE
AMOUNT:                             With respect to any  Distribution  Date,  an amount  equal to the lesser of (i) the Excess  Cashflow for that  Distribution  Date (to the extent not used to cover  losses) and (ii) the excess,  if any, of  (x)  the  Required  Overcollateralization  Amount  for  that  Distribution  Date  over  (y)  the
                                    Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION REDUCTION
AMOUNT:                             With  respect to any  Distribution  Date for which the Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that Distribution  Date, greater than zero, an amount equal to the lesser of
                                    (i) the Excess  Overcollateralization  Amount for that  Distribution  Date,  and (ii) the Principal
                                    Remittance Amount for that Distribution Date.

STEPDOWN DATE:                      The earlier to occur of (i) the Distribution  Date immediately  succeeding the Distribution Date on which the aggregate  certificate  principal balance of the Class A Certificates has been reduced to zero or (ii)  the  later  to occur of (x) the  Distribution  Date in March  2010 and (y) the  first
                                    Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 48.70%.

SENIOR ENHANCEMENT
PERCENTAGE:                         On any  Distribution  Date,  the Senior  Enhancement  Percentage  will be equal to a  fraction,  the numerator  of which is the sum of (x) the  aggregate  certificate  principal  balance of the Class M
                                    Certificates  and  Class B  Certificates  immediately  prior to that  Distribution  Date and (y) the
                                    Overcollateralization  Amount  immediately prior to that  Distribution  Date, and the denominator of which is the  aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions to be made on that Distribution Date.

TRIGGER EVENT:                      A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if:
                                    (i) the  Sixty-Plus  Delinquency  Percentage  equals or exceeds  the  applicable  percentage  of the
                                    Senior  Enhancement  Percentage  for that  Distribution  Date as set forth below for the most senior class of Class A Certificates, Class M Certificates and Class B Certificates then outstanding:

                                                 CLASS                                 PERCENTAGE
                                                   A                                     32.85%
                                                  M-1S                                   39.25%
                                                  M-2S                                   48.00%
                                                  M-3S                                   55.95%
                                                  M-4                                    62.75%
                                                  M-5                                    73.40%
                                                  M-6                                    84.20%
                                                  M-7                                    99.75%
                                                  M-8                                   111.90%
                                                  M-9                                   135.60%
                                                  M-10                                  175.85%
                                                   B                                    258.05%

                                    or (ii) on or after  the  Distribution  Date in March  2009 the  cumulative  realized  losses on the
                                    Mortgage Loans as a percentage of the initial  aggregate  principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

                                         DISTRIBUTION PERIODS                           PERCENTAGE
                                                25 - 36                 1.40% in the first month plus an additional 1/12th of
                                                                        1.80% for each month thereafter
                                                37 - 48                 3.20% for the first month, plus an additional 1/12th of
                                                                        1.90% for every subsequent month;
                                                49 - 60                 5.10% for the first month, plus an additional 1/12th of
                                                                        1.50% for every subsequent month;
                                                                        6.60% for the first, plus an additional 1/12th of 0.85%
                                                61 - 72                 for every subsequent month;
                                           73 and thereafter            7.45%.

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With respect to any  Distribution  Date on or after the Stepdown Date, the arithmetic  average,  for each  of the  three  Distribution  Dates  ending  with  such  Distribution  Date,  of the  fraction, expressed as a  percentage,  equal to (x) the  aggregate  stated  principal  balance of the Mortgage
                                    Loans  that  are 60 or  more  days  delinquent  in  payment  of  principal  and  interest  for  that
                                    Distribution Date,  including  mortgaged loans in foreclosure and REO, over (y) the aggregate stated
                                    principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

INTEREST PAYMENTS:                  On each  Distribution  Date  holders of the  certificates  will be entitled to receive the  interest that has accrued on the  certificates  at the related  pass-through  rate during the related Accrual
                                    Period, and any interest due on a prior Distribution Date that was not paid.

ACCRUAL PERIOD:                     The Offered  Certificates  will be entitled to interest  accrued,  with respect to any  Distribution
                                    Date,  from and including the  preceding  Distribution  Date (or from and including the Closing Date in the case of the first  Distribution  Date) to and  including  the day  prior to the  then-current
                                    Distribution Date calculated on an actual/360-day basis.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the per annum  mortgage  rate thereon minus the per annum rates at which the master servicing, subservicing fees and credit risk manager fees are paid.

NET WAC CAP RATE:                   With  respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to (i) the  product of (a) the  weighted  average of the Net Mortgage  Rates of the Mortgage  Loans using the Net  Mortgage  Rates in effect for the  scheduled  payments  due on such  Mortgage  Loans during the related due period,  and (b) a  fraction  expressed as a  percentage,  the  numerator of which is 30 and the  denominator  of which is the  actual  number  of days in the  related  Accrual
                                    Period,  minus (ii) the product of (a) a fraction  expressed as a percentage the numerator of which is the amount of any Net Swap Payments or Swap  Termination  Payment owed to the Swap  Counterparty not  resulting  from a Swap  Counterparty  Trigger  Event  as of  such  Distribution  Date  and the denominator  of which is the aggregate  stated  principal  balance of the Mortgage Loans as of such
                                    Distribution Date, and (b) a fraction expressed as a percentage,  the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

BASIS RISK SHORTFALL:               With respect to any class of Class A  Certificates,  Class M  Certificates  and Class B Certificates
                                    and any Distribution  Date on which the Net WAC Cap Rate is used to determine the pass-through  rate for that class of certificates,  an amount equal to the excess of (i) accrued  certificate  interest for that class  calculated  at a rate equal to the lesser of (a)  One-Month  LIBOR plus the  related
                                    Margin and (b) 14.00% per annum,  over (ii) accrued  certificate  interest for that class calculated using the Net WAC Cap Rate;  plus any unpaid Basis Risk  Shortfall  from prior  Distribution  Dates, plus interest  thereon to the extent not  previously  paid from Excess Cash Flow, at a rate equal to the related pass-through rate for such Distribution Date.

PREPAYMENT INTEREST
SHORTFALL:                          With respect to any Distribution Date, the aggregate  shortfall,  if any, in collections of interest resulting from mortgagor  prepayments  on the Mortgage  Loans during the preceding  calendar  month.
                                    These  shortfalls  will result because  interest on  prepayments in full is distributed  only to the date of  prepayment,  and  because no interest  is  distributed  on  prepayments  in part,  as these prepayments in part are applied to reduce the  outstanding  principal  balance of the Mortgage Loans as of the due date  immediately  preceding  the date of  prepayment.  No assurance can be given that the amounts  available to cover  Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any
                                    Prepayment  Interest  Shortfalls not covered by Eligible  Master  Servicing  Compensation  or Excess
                                    Cash  Flow and  allocated  to a class of  offered  certificates  will  accrue  interest  at the then applicable pass-through rate on that class of offered certificates.

 RELIEF ACT SHORTFALLS:             With respect to any Distribution  Date, the shortfall,  if any, in collections of interest resulting from  the  Servicemembers  Civil  Relief  Act or  similar  legislation  or  regulation.  Relief  Act
                                    Shortfalls  will be covered by  available  Excess  Cashflow in the current  period only as described under  "Excess  Cashflow  Distributions."  Any  Relief  Act  Shortfalls  allocated  to  the  Offered
                                    Certificates  for the current  period not covered by Excess  Cash Flow will  remain  unpaid.  Relief
                                    Act Shortfalls will be allocated on a pro rata basis among the certificates.

AVAILABLE DISTRIBUTION AMOUNT:      For any Distribution Date, an amount (net of (i) amounts  reimbursable to the master servicer,  any subservicer and Credit Risk Manager,  (ii) any Net Swap Payment to the Swap  Counterparty and (iii)
                                    any swap  termination  payment not due to  a Swap Counterparty Trigger Event)  equal  to the sum of
                                    (a) the  aggregate  amount of scheduled  payments on the Mortgage  Loans due during the related due period and  received  on or prior to the  related  determination  date,  (b) unscheduled  payments, including mortgagor  prepayments on the Mortgage Loans,  insurance  proceeds,  liquidation proceeds
                                    and subsequent recoveries   from  the  Mortgage  Loans,   and  proceeds  from  repurchases  of  and
                                    substitutions  for the Mortgage Loans occurring  during the preceding  calendar month,  and (c) all
                                    Advances  made for that  Distribution  Date in  respect of the  Mortgage  Loans.  A  more  detailed description  of the  Available  Distribution  Amount  is set  forth in the  preliminary  prospectus supplement, including additional amounts which may be included.

ALLOCATION OF LOSSES:               Realized losses on the mortgage loans will be allocated as follows:

                                (i)     to Excess Cashflow;

                                (ii)    by a reduction in the Overcollateralization Amount until reduced to zero;

                                (iii)   to the Class B Certificates until the certificate principal balance thereof has been reduced to zero;

                                (iv)    to the Class M-10  Certificates  until the  certificate  principal  balance thereof has been reduced to zero;

                                (v)     to the Class M-9  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero;

                                (vi)    to the Class M-8  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero;

                                (vii)   to the Class M-7  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero;

                                (viii)  to the Class M-6  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero;

                                (ix)    to the Class M-5  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero;

                                (x)     to the Class M-4  Certificates  until the  certificate  principal  balance  thereof has been reduced to zero;

                                (xi)    to the Class M-3S  Certificates  until the  certificate  principal  balance thereof has been reduced to zero;

                                (xii)   to the Class M-2S  Certificates  until the  certificate  principal  balance thereof has been reduced to zero;

                                (xiii)  to the Class M-1S  Certificates  until the  certificate  principal  balance thereof has been reduced to zero; and

                                (xiv)   to the Class A  Certificates,  on a pro rata  basis  based on their  respective  certificate principal  balances,  until the certificate  principal balances thereof have been reduced to zero.

STEP-UP COUPON:                     The margins on the Class M Certificates  and Class B Certificates  will increase by a 1.5x multiple of the original margin on the second  Distribution  Date following the first possible Clean-Up Call
                                    Date.  The margins on the Class A  Certificates  will  increase to 2x the  original  margins on the second Distribution Date following the first possible Clean-up Call Date.

PRINCIPAL PAYMENTS:                 Prior to the Subordination  Depletion Date, the Class A Principal Distribution Amount, with respect to the  Class A  Certificates,  will be  distributed  to the  Class  A-1,  Class  A-2 and Class A-3
                                    Certificates,  sequentially,  in that  order,  in each case,  until  their  respective  Certificate
                                    Principal  Balance  has  been  reduced  to zero.  On or after  the  Subordination  Depletion  Date, principal  will be  distributed  to the  Class A  Certificates  on a pro  rata  basis  based on the certificate principal balances of each such class.

                                    The Class M Certificates and Class B Certificates  will be subordinate to the Class A Certificates, and will not receive any principal  payments  until on or after the Stepdown  Date, or if a Trigger
                                    Event is in effect,  unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.

                                    On or  after  the  Stepdown  Date and if a  Trigger  Event is not in  effect,  or if the  aggregate certificate  principal  balance of the Class A Certificates has been reduced to zero, the remaining
                                    Principal  Distribution  Amount will be  distributed  in the  following  order of priority:  to the
                                    Class M-1S,  Class M-2S and Class M-3S  Certificates,  sequentially,  in that  order,  in each case until their  respective  Certificate  Principal  Balance has been reduced to zero,  the  Sequential
                                    Class M Principal  Distribution  Amount,  to the Class M-4  Certificates,  the Class M-4  Principal
                                    Distribution  Amount, to the Class M-5 Certificates,  the Class M-5 Principal  Distribution Amount,
                                    to the  Class M-6  Certificates,  the Class M-6  Principal  Distribution  Amount,  to the Class M-7
                                    Certificates,  the Class M-7 Principal  Distribution  Amount,  to the Class M-8  Certificates,  the
                                    Class M-8 Principal  Distribution  Amount, to the Class M-9  Certificates,  the Class M-9 Principal
                                    Distribution Amount, to the Class M-10 Certificates,  the Class M-10 Principal  Distribution Amount
                                    and to the Class B Certificates,  the Class B Principal Distribution Amount, in each case until the certificate principal balance thereof has been reduced to zero.

SUBORDINATION DEPLETION DATE:       The Distribution Date on which the sum of (i) the aggregate Certificate Principal Balance of the
                                    Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount have been reduced to zero.

PRINCIPAL DISTRIBUTION
AMOUNT:                             For any Distribution  Date, the lesser of (a) the excess of (x) the available  distribution  amount, plus with respect to clauses (iii) and (iv) below,  amounts  received by the  Supplemental  Interest
                                    Trust Trustee under the Swap Agreement,  over (y) the interest  distribution  amount and (b) the sum of the following amounts:

                                    (i)      the Principal Remittance Amount for the Mortgage Loans;
                                    (ii)     the lesser of  (a) subsequent  recoveries for that  Distribution  Date and (b) the  principal  portion of any realized  losses allocated to any Class A  Certificates,  Class M Certificates  and Class B Certificates on a
                                             prior Distribution Date and remaining unpaid;
                                    (iii)    the  lesser of (a) the  Excess  Cash Flow for that  Distribution  Date,  to the  extent not used in clause  (ii) above on such
                                             Distribution  Date,  and (b) the  principal  portion of any  realized  losses  incurred,  or deemed to have been incurred,  on any Mortgage  Loans in the calendar  month  preceding that
                                             Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date; and
                                    (iv)     the lesser of (a) the Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to clause (ii) and clause
                                             (iii)  above on such  Distribution  Date,  and (b) the  amount of any  Overcollateralization
                                             Increase Amount for that Distribution Date;

                                    minus

                                    (v)      the amount of any Overcollateralization Reduction Amount for that Distribution Date; and
                                    (vi)     certain other amounts with respect to servicing modifications as set forth in the pooling and servicing agreement.

                                    In no event will the Principal  Distribution  Amount on any  Distribution  Date be less than zero or greater than the outstanding  aggregate  certificate  balance of the Class A  Certificates,  Class M
                                    Certificates and Class B Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                             For any  Distribution  Date,  the sum of the following  amounts:  (i) the  principal  portion of all scheduled  monthly  payments on the Mortgage  Loans received or advanced with respect to the related due period;  (ii) the principal  portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of  substitution,  amounts  representing  a  principal  adjustment  as  required  in the pooling and  servicing  agreement  during the  preceding  calendar  month;  and (iii) the  principal portion of all other  unscheduled  collections  other than  subsequent  recoveries  received  on the related Mortgage Loans during the preceding calendar month including,  without limitation,  full and partial principal  prepayments made by the respective  mortgagors,  to the extent not distributed in the month.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                   (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the
                                            Principal Distribution Amount for that Distribution Date, or
                                   (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the
                                            Principal  Distribution  Amount for that  Distribution  Date; and (ii) the excess of (a) the aggregate  certificate  principal  balance of the Class A Certificates  immediately prior to that  Distribution  Date over (b) the  lesser of (x) the  product  of (1) 51.30% and (2) the
                                            aggregate  stated   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                            Distribution Date, less the Overcollateralization Floor.

SEQUENTIAL CLASS M PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                    (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
                                   (ii)      on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of: (i) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the Class A  Certificates  (after taking into account  the payment of the Class A Principal  Distribution  Amount) and (2) the  aggregate certificate  principal balance of the Sequential Class M Certificates  immediately prior to that  Distribution  Date over (b) the  lesser of (x) the  product of (1) 71.40% and (2) the
                                             aggregate  stated  principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                                             Distribution Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                   (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount and  Sequential  Class M Principal  Distribution
                                            Amount, or
                                   (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of
                                            the  Class  A  Principal   Distribution   Amount  and  the  Sequential   Class  M  Principal
                                            Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the  aggregate  certificate principal  balance of the Class A Certificates  and Sequential  Class M Certificates  (after taking  into  account  the  payment  of the Class A  Principal  Distribution  Amount and the
                                            Sequential Class M Principal  Distribution  Amount for that  Distribution  Date) and (2) the certificate  principal  balance  of the Class  M-4  Certificates  immediately  prior to that
                                            Distribution  Date  over  (b)  the  lesser  of (x) the  product  of (1)  74.50%  and (2) the
                                            aggregate  stated   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                            Distribution Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                   (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the  Class A  Principal  Distribution  Amount,  Sequential  Class M  Principal  Distribution
                                            Amount and Class M-4 Principal Distribution Amount, or
                                   (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Sequential Class M Principal  Distribution
                                            Amount and the Class M-4 Principal  Distribution  Amount; and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Sequential Class M and
                                            Class M-4  Certificates  (after  taking  into  account  the payment of the Class A Principal
                                            Distribution  Amount,  the Sequential  Class M Principal  Distribution  Amount and the Class
                                            M-4  Principal  Distribution  Amount  for that  Distribution  Date) and (2) the  certificate principal  balance  of the Class M-5  Certificates  immediately  prior to that  Distribution
                                            Date over (b) the  lesser of (x) the  product of (1)  78.20%  and (2) the  aggregate  stated
                                            principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage
                                            Loans after giving effect to  distributions to be made on that  Distribution  Date, less the
                                            Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                   (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the  Class A  Principal  Distribution  Amount,  Sequential  Class M  Principal  Distribution
                                            Amount,  Class M-4  Principal  Distribution  Amount  and Class  M-5  Principal  Distribution
                                            Amount, or
                                   (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Sequential Class M Principal  Distribution
                                            Amount,  the  Class  M-4  Principal   Distribution   Amount  and  the  Class  M-5  Principal
                                            Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the  aggregate  certificate principal  balance of the Class A, Sequential  Class M, Class M-4 and Class M-5 Certificates
                                            (after  taking into account the payment of the Class A Principal  Distribution  Amount,  the
                                            Sequential Class M Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount
                                            and the Class M-5  Principal  Distribution  Amount for that  Distribution  Date) and (2) the certificate  principal  balance  of the Class  M-6  Certificates  immediately  prior to that
                                            Distribution  Date  over  (b)  the  lesser  of (x) the  product  of (1)  81.00%  and (2) the
                                            aggregate  stated   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                            Distribution Date, less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                   (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the  Class A  Principal  Distribution  Amount,  Sequential  Class M  Principal  Distribution
                                            Amount, Class M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution Amount
                                            and Class M-6 Principal Distribution Amount, or
                                   (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Sequential Class M Principal  Distribution
                                            Amount, the Class M-4 Principal  Distribution  Amount, the Class M-5 Principal  Distribution
                                            Amount and the Class M-6 Principal  Distribution  Amount; and (ii) the excess of (a) the sum of (1) the  aggregate  certificate  principal  balance of the Class A,  Sequential  Class M,
                                            Class M-4,  Class M-5 and Class M-6  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  the Sequential Class M Principal  Distribution
                                            Amount,  Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal  Distribution
                                            Amount and the Class M-6 Principal  Distribution  Amount for that Distribution Date) and (2)
                                            the certificate  principal  balance of the Class M-7 Certificates  immediately prior to that
                                            Distribution  Date  over  (b)  the  lesser  of (x) the  product  of (1)  83.80%  and (2) the
                                            aggregate  stated   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                            Distribution Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                   (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the  Class A  Principal  Distribution  Amount,  Sequential  Class M  Principal  Distribution
                                            Amount, Class M-4 Principal  Distribution  Amount, Class M-5 Principal  Distribution Amount,
                                            Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount, or
                                   (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Sequential Class M Principal  Distribution
                                            Amount, the Class M-4 Principal  Distribution  Amount, the Class M-5 Principal  Distribution
                                            Amount,  the Class M-6 Principal  Distribution  Amount and Class M-7 Principal  Distribution
                                            Amount;  and (ii)  the  excess  of (a) the sum of (1) the  aggregate  certificate  principal balance of the Class A,  Sequential  Class M, Class M-4,  Class M-5, Class M-6 and Class M-7
                                            Certificates  (after  taking into account the payment of the Class A Principal  Distribution
                                            Amount,  the  Sequential  Class  M  Principal   Distribution  Amount,  Class  M-4  Principal
                                            Distribution  Amount,  the Class M-5  Principal  Distribution  Amount,  Class M-6  Principal
                                            Distribution  Amount and the Class M-7 Principal  Distribution  Amount for that Distribution
                                            Date) and (2) the certificate  principal  balance of the Class M-8 Certificates  immediately prior to that  Distribution  Date over (b) the  lesser of (x) the  product of (1) 85.70% and
                                            (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                            Distribution Date, less the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                   (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the  Class A  Principal  Distribution  Amount,  Sequential  Class M  Principal  Distribution
                                            Amount, Class M-4 Principal  Distribution  Amount, Class M-5 Principal  Distribution Amount,
                                            Class M-6 Principal  Distribution Amount, Class M-7 Principal  Distribution Amount and Class
                                            M-8 Principal Distribution Amount, or
                                   (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Sequential Class M Principal  Distribution
                                            Amount, the Class M-4 Principal  Distribution  Amount, the Class M-5 Principal  Distribution
                                            Amount,  the Class M-6  Principal  Distribution  Amount,  Class M-7  Principal  Distribution
                                            Amount and Class M-8 Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of
                                            (1) the aggregate  certificate  principal  balance of the Class A, Sequential Class M, Class
                                            M-4, Class M-5, Class M-6, Class M-7 and Class M-8  Certificates  (after taking into account the  payment  of  the  Class  A  Principal  Distribution  Amount,  the  Sequential  Class  M
                                            Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount,  the Class M-5
                                            Principal   Distribution  Amount,  Class  M-6  Principal   Distribution  Amount,  Class  M-7
                                            Principal  Distribution  Amount  and the Class M-8  Principal  Distribution  Amount for that
                                            Distribution  Date) and (2) the certificate  principal balance of the Class M-9 Certificates immediately  prior to that  Distribution  Date over (b) the lesser of (x) the product of (1)
                                            88.20% and (2) the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the aggregate stated
                                            principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-10 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                            (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the
                                                     remaining   Principal   Distribution   Amount  for  that  Distribution  Date  after
                                                     distribution  of the Class A  Principal  Distribution  Amount,  Sequential  Class M
                                                     Principal  Distribution Amount, Class M-4 Principal  Distribution Amount, Class M-5
                                                     Principal  Distribution Amount, Class M-6 Principal  Distribution Amount, Class M-7
                                                     Principal  Distribution Amount,  Class M-8 Principal  Distribution Amount and Class
                                                     M-9 Principal Distribution Amount or
                                            (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the
                                                     remaining   Principal   Distribution   Amount  for  that  Distribution  Date  after
                                                     distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                                     Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                                     Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                                     Amount, Class M-7 Principal  Distribution Amount, Class M-8 Principal  Distribution
                                                     Amount  and Class M-9  Principal  Distribution  Amount;  and (ii) the excess of (a)
                                                     the  sum of (1)  the  aggregate  certificate  principal  balance  of the  Class  A,
                                                     Sequential  Class M, Class  M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8 and
                                                     Class M-9  Certificates  (after  taking  into  account  the  payment of the Class A
                                                     Principal  Distribution  Amount,  the  Sequential  Class M  Principal  Distribution
                                                     Amount,   Class  M-4  Principal   Distribution  Amount,  the  Class  M-5  Principal
                                                     Distribution Amount,  Class M-6 Principal  Distribution Amount, Class M-7 Principal
                                                     Distribution  Amount,  the Class M-8  Principal  Distribution  Amount and the Class
                                                     M-9  Principal  Distribution  Amount  for  that  Distribution  Date)  and  (2)  the certificate  principal balance of the Class M-10 Certificates  immediately prior to that  Distribution  Date over (b) the  lesser of (x) the  product of (1) 90.90% and
                                                     (2) the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution  Date  and  (y)  the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to
                                                     distributions    to   be   made   on   that    Distribution    Date,    less    the
                                                     Overcollateralization Floor.

CLASS B PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                            (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the
                                                     remaining   Principal   Distribution   Amount  for  that  Distribution  Date  after
                                                     distribution  of the Class A  Principal  Distribution  Amount,  Sequential  Class M
                                                     Principal  Distribution Amount, Class M-4 Principal  Distribution Amount, Class M-5
                                                     Principal  Distribution Amount, Class M-6 Principal  Distribution Amount, Class M-7
                                                     Principal  Distribution Amount, Class M-8 Principal  Distribution Amount, Class M-9
                                                     Principal Distribution Amount and Class M-10 Principal Distribution Amount or
                                            (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the
                                                     remaining   Principal   Distribution   Amount  for  that  Distribution  Date  after
                                                     distribution of the Class A Principal  Distribution  Amount, the Sequential Class M
                                                     Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                                     Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                                     Amount, Class M-7 Principal  Distribution Amount, Class M-8 Principal  Distribution
                                                     Amount,   Class  M-9  Principal   Distribution  Amount  and  Class  M-10  Principal
                                                     Distribution  Amount;  and  (ii)  the  excess  of (a) the sum of (1) the  aggregate certificate  principal  balance  of the Class A,  Sequential  Class M,  Class  M-4,
                                                     Class M-5, Class M-6,  Class M-7, Class M-8, Class M-9 and Class M-10  Certificates
                                                     (after  taking  into  account  the  payment of the Class A  Principal  Distribution
                                                     Amount,  the  Sequential  Class  M  Principal   Distribution   Amount,   Class  M-4
                                                     Principal  Distribution Amount, the Class M-5 Principal  Distribution Amount, Class
                                                     M-6 Principal  Distribution  Amount,  Class M-7 Principal  Distribution Amount, the
                                                     Class M-8  Principal  Distribution  Amount,  the Class M-9  Principal  Distribution
                                                     Amount and Class M-10 Principal  Distribution  Amount for that  Distribution  Date)
                                                     and (2) the certificate  principal balance of the Class B Certificates  immediately prior to that  Distribution  Date  over (b) the  lesser of (x) the  product  of (1)
                                                     93.80% and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to
                                                     distributions    to   be   made   on   that    Distribution    Date,    less    the
                                                     Overcollateralization Floor.

INTEREST DISTRIBUTIONS:                     On each Distribution Date, accrued and unpaid interest (less prepayment interest shortfalls not covered by compensating  interest and Relief Act Shortfalls)  will be paid to the holders of Class A  Certificates,  Class M Certificates  and Class B Certificates to the
                                            extent of the available  distribution  amount (after payment of the master  servicing  fees, sub-servicing  fees,  credit risk  manager fees and any Net Swap  Payments  owed to the Swap
                                            Counterparty  or Swap  Termination  Payments not due to a Swap  Counterparty  Trigger  Event
                                            owed to the Swap Counterparty) in the following order of priority:

                                (i)     To the Class A Certificates, pro rata;

                                (ii)    To the Class M-1S Certificates;

                                (iii)   To the Class M-2S Certificates;

                                (iv)    To the Class M-3S Certificates;

                                (v)     To the Class M-4 Certificates;

                                (vi)    To the Class M-5 Certificates;

                                (vii)   To the Class M-6 Certificates;

                                (viii)  To the Class M-7 Certificates;

                                (ix)    To the Class M-8 Certificates;

                                (x)     To the Class M-9 Certificates;

                                (xi)    To the Class M-10 Certificates; and

                                (xii)   To the Class B Certificates.

EXCESS CASHFLOW
DISTRIBUTIONS:                      On each  Distribution  Date, the Excess Cashflow will be distributed  among the  Certificates in the following order of priority:

                        (i)     As  part of the  Principal  Distribution  Amount  to pay to  holders  of the  class  or  classes  of certificates  then entitled to receive  distributions in respect of principal (as described  above), the principal  portion of realized losses previously  allocated to reduce the certificate  principal balance of any Class A  Certificates,  Class M Certificates  and Class B Certificates  and remaining unreimbursed, but only to the extent of subsequent recoveries;

                        (ii)    As part of the Principal  Distribution  Amount,  to pay to the holders of the Class A  Certificates,
                                Class M Certificates and Class B Certificates in reduction of their certificate  principal balances, the principal  portion of realized losses incurred on the Mortgage Loans for the preceding  calendar month;

                        (iii)   As part of the Principal Distribution Amount to pay any Overcollateralization Increase Amount to the
                                class or classes of certificates then entitled to receive distributions in respect of principal;

                        (iv)    To pay the holders of the Class A Certificates,  Class M Certificates and Class B Certificates,  pro
                                rata,  based on Prepayment  Interest  Shortfalls  allocated  thereto,  the amount of any  Prepayment
                                Interest  Shortfalls  allocated  thereto for that  Distribution  Date,  to the extent not covered by
                                Eligible Master Servicing Compensation on that Distribution Date;

                        (v)     To pay the holders of the Class A Certificates,  Class M Certificates and Class B Certificates,  pro
                                rata, based on unpaid Prepayment Interest Shortfalls  previously  allocated thereto,  any Prepayment
                                Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

                        (vi)    To pay to the  holders of the Class A  Certificates,  pro rata,  then to the  holders of the Class M
                                Certificates  and Class B Certificates,  in order of priority,  any Basis Risk Shortfalls  allocated thereto that remains unpaid as of the Distribution Date;

                        (vii)   To pay the holders of the Class A Certificates,  Class M Certificates and Class B Certificates,  pro
                                rata, based on Relief Act Shortfalls  allocated thereto on that Distribution Date, the amount of any
                                Relief Act Shortfalls occurring in the current Accrual Period;

                        (viii)  To pay to the holders of the Class A Certificates, Class M Certificates and Class B Certificates, in
                                order of priority,  the principal portion of any realized losses  previously  allocated thereto that remain unreimbursed;

                        (ix)    To pay any Swap  Termination  Payments  owed to the  Swap  Counterparty  due to a Swap  Counterparty
                                Trigger Event; and

                        (x)     To pay the holders of the Class SB Certificates  and Class R Certificates  any balance  remaining in accordance with the terms of the pooling and servicing agreement.

                                                              SWAP AGREEMENT

On the Closing Date, the Supplemental  Interest Trust Trustee will enter into a Swap Agreement with the Swap  Counterparty as described in the prospectus  supplement.  Under the Swap Agreement,  on or before each Distribution Date commencing with the Distribution Date in
March 2007 and ending  with the  Distribution  Date in  February  2012,  the  Supplemental  Interest  Trust  Trustee,  on behalf of the supplemental  interest  trust,  shall be obligated to pay to the Swap  Counterparty  a fixed amount equal to the product of (x) a fixed rate equal to approximately  [5.18]% per annum, (y) the Swap Notional Amount (as defined below) for the related  Distribution  Date and
(z) a fraction,  the numerator of which is 30 (or, for the first  Distribution  Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution  Date,  determined on a 30/360 basis) and the denominator of which is 360, and the Swap Counterparty  will be obligated to pay to the Supplemental  Interest Trust Trustee (on behalf of the  supplemental  interest trust) a floating amount for that  Distribution  Date,  equal to the product of (x) One-Month  LIBOR, as determined  pursuant  to the Swap  Agreement,  for the related  calculation  period (as  defined in the Swap  Agreement),  (y) the Swap
Notional  Amount (as defined  below) for that  Distribution  Date,  and (z) a fraction,  the  numerator of which is equal to the actual number of days in the  related  calculation  period and the  denominator  of which is 360.  Only the net amount of the two  obligations will be paid by the appropriate party ("Net Swap Payment").

Funds on deposit in the Swap Account,  to the extent such amounts  constitute Net Swap Payments payable to the Swap  Counterparty,  will be distributed from any available funds prior to distributions on the certificates on each related  Distribution  Date to cover,  first,
Net Swap  Payments due to the Swap  Counterparty  and,  second,  any Swap  Termination  Payment not due to a Swap  Counterparty  Trigger
Event.  Funds on deposit in the Swap  Account,  to the extent such amounts  constitute  Net Swap  Payments  payable to the  supplemental interest trust are distributed to the Class A Certificates,  Class M Certificates and Class B Certificates  through Excess Cash Flow (as described  above).  For each  Distribution  Date, the "Swap Notional  Amount" will be equal to the Notional Balance set forth below. The
Swap Agreement and any payments made by the Swap  Counterparty  thereunder  will be assets of the  supplemental  interest trust but will not be assets of any REMIC.

Upon  early  termination  of the Swap  Agreement,  the  supplemental  interest  trust or the Swap  Counterparty  may be liable to make a termination  payment (the  "Swap  Termination  Payment ") to the other party  (regardless  of which party caused the  termination).  The
Swap  Termination  Payment will be computed in accordance  with the  procedures set forth in the Swap  Agreement.  In the event that the
Supplemental  Interest Trust Trustee,  on behalf of the  supplemental  interest trust, is required to make a Swap  Termination  Payment, that payment will be paid on the related Swap Payment Date,  and on any  subsequent  Swap Payment Date until paid in full,  and, if such
Swap  Termination  Payment  is not due as a result of the  occurrence  of a Swap  Counterparty  Trigger  Event (as  defined  in the Swap
Agreement), such payment will be made prior to distributions to Certificateholders.

    ------------------------------------------------------------------------------------------------------------------------

      PERIOD     DISTRIBUTION DATE       NOTIONAL BALANCE           PERIOD    DISTRIBUTION DATE       NOTIONAL BALANCE
    ------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------
        1            3/25/2007                330,000,000             31          9/25/2009                  89,811,700
        2            4/25/2007                328,174,576             32         10/25/2009                  85,580,736
        3            5/25/2007                323,547,135             33         11/25/2009                  78,512,200
        4            6/25/2007                318,187,608             34         12/25/2009                  62,435,683
        5            7/25/2007                312,111,263             35          1/25/2010                  55,464,417
        6            8/25/2007                305,344,187             36          2/25/2010                  53,621,267
        7            9/25/2007                297,918,395             37          3/25/2010                  52,165,162
        8           10/25/2007                289,917,821             38          4/25/2010                  50,750,199
        9           11/25/2007                281,559,932             39          5/25/2010                  49,375,154
        10          12/25/2007                273,038,009             40          6/25/2010                  48,038,839
        11           1/25/2008                264,602,680             41          7/25/2010                  46,740,106
        12           2/25/2008                256,522,150             42          8/25/2010                  45,477,844
        13           3/25/2008                248,691,889             43          9/25/2010                  44,250,973
        14           4/25/2008                241,104,046             44         10/25/2010                  43,058,451
        15           5/25/2008                233,751,021             45         11/25/2010                  41,899,266
        16           6/25/2008                226,625,457             46         12/25/2010                  40,772,438
        17           7/25/2008                219,720,226             47          1/25/2011                  39,677,018
        18           8/25/2008                212,910,195             48          2/25/2011                  38,612,087
        19           9/25/2008                205,197,113             49          3/25/2011                  37,576,753
        20          10/25/2008                195,824,450             50          4/25/2011                  36,570,154
        21          11/25/2008                179,686,659             51          5/25/2011                  35,591,451
        22          12/25/2008                133,104,664             52          6/25/2011                  34,639,835
        23           1/25/2009                122,136,174             53          7/25/2011                  33,714,519
        24           2/25/2009                115,654,305             54          8/25/2011                  32,814,741
        25           3/25/2009                110,292,442             55          9/25/2011                  31,751,553
        26           4/25/2009                106,269,715             56         10/25/2011                  30,797,263
        27           5/25/2009                102,874,548             57         11/25/2011                  28,034,411
        28           6/25/2009                  99,617,645            58         12/25/2011                  26,872,125
        29           7/25/2009                  96,469,720            59          1/25/2012                  25,642,699
        30           8/25/2009                  93,426,938            60          2/25/2012                  25,001,191

BANC OF AMERICA SECURITIES LLC
MORTGAGE TRADING/SYNDICATE                                          Tel:  (212) 847-5095
                                                                    Fax: (212) 847-5143
Patrick Beranek                                                     patrick.beranek@bankofamerica.com
Ileana Chu                                                          ileana.i.chu@bankofamerica.com
Charlene Balfour                                                    charlene.c.balfour@bankofamerica.com
Jacqueline Markot                                                   jacqueline.l.markot@bofasecurities.com
PRINCIPAL FINANCE GROUP                                             Fax: (212) 847-5040
Rajneesh Salhotra (Structuring)                                     Tel: (212) 847-5434
                                                                    rajneesh.salhotra@bankofamerica.com
Juanita Deane-Warner                                                Tel: (212) 583-8405
                                                                    juanita.l.deane-warner@bankofamerica.com
Pauwla Rumli                                                        Tel: (212) 583-8447
                                                                    pauwla.rumli@bankofamerica.com
Luna Nguyen (Collateral)                                            Tel: (704) 683-4190
                                                                    luna.nguyen@bankofamerica.com
RATING AGENCIES
Laura Pokojni - Fitch                                               (212) 908-0228
                                                                    laura.pokojni@fitchratings.com
Odile Grisard Boucher - Moody's                                     (212) 553-1382
                                                                    Odile.GrisardBoucher@moodys.com
Chris Deasy - S&P                                                   (212) 438-2405
                                                                    chris.deasy@sandp.com

                                          FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS PART II

                                                         $327,091,000 (APPROXIMATE)

                                                         GMAC RFC   [GRAPHIC OMITTED]

                                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                               SERIES 2007-RZ1

                                                         RAMP SERIES 2007-RZ1 TRUST
                                                               ISSUING ENTITY

                                                  RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                                  DEPOSITOR

                                                      RESIDENTIAL FUNDING COMPANY, LLC
                                                         MASTER SERVICER AND SPONSOR

                                                              FEBRUARY 13, 2007

                                                     BANC OF AMERICAS SECURITIES [GRAPHIC OMITTED]
                                                                                                                   [GRAPHIC OMITTED]

Disclaimer

The depositor has filed a registration statement (File No. 333-131211) (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not contain all  information  that is  required to be included in the base  prospectus  and the prospectus  supplement.  The  information  in this free writing  prospectus is  preliminary  and is subject to completion or change.
The information in this free writing  prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the  securities,  supersedes  information  contained  in any  prior  similar  materials  relating  to these  securities,  and may be superceded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.
This free writing  prospectus is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not permitted.  This free writing  prospectus is being  delivered to you solely to provide you with information  about the offering of the  securities  referred to in this free writing  prospectus and to solicit an offer to purchase the  securities,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted  and will not  constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant class of securities has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not obligated to issue such  securities or any similar  security and our obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability of such securities  when, as and if issued by the issuer.  You are advised that the terms of the  securities,  and the  characteristics  of the mortgage loan pool backing  them,  may change (due, among other  things,  to the  possibility  that mortgage  loans that comprise the pool may become  delinquent or defaulted or may be removed  or  replaced  and that  similar  or  different  mortgage  loans may be added to the pool,  and that one or more  classes of securities may be split,  combined or  eliminated),  at any time prior to issuance or availability  of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing  prospectus.  Our obligation to sell such  securities  to you is  conditioned  on the  securities  and the  underlying  transaction  having  the  characteristics described in the preliminary  prospectus.  If for any reason we do not deliver such securities,  we will notify you, and neither the issuer  nor any  underwriter  will have any  obligation  to you to  deliver  all or any  portion  of the  securities  which you have committed to purchase,  and none of the issuer nor any underwriter will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                     RAMP SERIES 2007-RZ1 TRUST
                                           MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                     $327,091,000 (APPROXIMATE)
                                                        SUBJECT TO REVISION

---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
                                                                             PRINCIPAL WINDOW
             AMOUNT           RATINGS                        WAL (YRS.)           (MOS.)           EXP. MATURITY     FINAL SCHEDULED
  CLASS      ($)(1)     (MOODY'S/FITCH/S&P)    BOND TYPE   TO CALL/MAT(2)     TO CALL/MAT(2)        TO CALL (2)     DISTRIBUTION DATE
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------
   A-1     145,179,000      Aaa/AAA/AAA     Sr Fltr (3)(4)  1.00 / 1.00     1 to 22 / 1 to 22      December 25,     February 25, 2037
                                                                                                       2008
   A-2     93,256,000       Aaa/AAA/AAA        Sr Fltr      2.80 / 2.80    22 to 72 / 22 to 72     February 25,     February 25, 2037
                                               (3)(4)                                                  2013
   A-3     20,805,000       Aaa/AAA/AAA        Sr Fltr      6.47 / 8.83   72 to 78 / 72 to 187   August 25, 2013    February 25, 2037
                                               (3)(4)
  M-1S     13,536,000      Aa1/AA+/AA+       Seq Mezz Fltr  3.86 / 3.86    43 to 50 / 43 to 50    April 25, 2011    February 25, 2037
                                                (3)(4)
  M-2S     12,751,000       Aa2/AA+/AA       Seq Mezz Fltr  4.74 / 4.74    50 to 72 / 50 to 72     February 25,     February 25, 2037
                                                (3)(4)                                                 2013
  M-3S      8,151,000       Aa3/AA/AA-       Seq Mezz Fltr  6.47 / 8.67   72 to 78 / 72 to 160   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-4      5,312,000       A1/AA-/A+          Mezz Fltr    4.60 / 5.08   42 to 78 / 42 to 141   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-5      6,340,000        A2/A+/A           Mezz Fltr    4.56 / 5.03   41 to 78 / 41 to 136   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-6      4,797,000        A3/A/A-          Mezz Fltr     4.53 / 4.98   40 to 78 / 40 to 131   August 25, 2013    February 25, 2037
                                               (3)(4)
   M-7      4,798,000       A3/A/BBB+         Mezz Fltr     4.52 / 4.94   39 to 78 / 39 to 126   August 25, 2013    February 25, 2037
                                               (3)(4)
   M-8      3,256,000      Baa1/A-/BBB         Mezz Fltr    4.49 / 4.89   39 to 78 / 39 to 120   August 25, 2013    February 25, 2037
                                                (3)(4)
   M-9      4,284,000     Baa2/BBB+/BBB-       Mezz Fltr    4.49 / 4.85   38 to 78 / 38 to 116   August 25, 2013    February 25, 2037
                                                (3)(4)
  M-10      4,626,000      Baa3/BBB-/BB+       Mezz Fltr     4.46 / 4.77   38 to 78 / 38 to 109   August 25, 2013   February 25, 2037
                                                (3)(4)
    B       4,969,000        Ba2/BB+/BB     Sub Fltr (3)(4)                   Not Offered Hereby                    February 25, 2037
  TOTAL    332,060,000
---------- ------------ ------------------- -------------- -------------- ---------------------- ----------------- --------------------

         NOTES:

(1)      The Class Size is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing Assumptions:
           Fixed Rate Loans:  100% PPC (100% FRM PPC assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain at 23% CPR thereafter);
         Adjustable Rate Loans:  100% PPC (100% ARM PPC assumes that prepayments start at 5% CPR in month one, increase by approximately 2.273% each month to 30% CPR in month twelve, remain at 30% CPR through month twenty four, increase to 60%
         CPR for the next three months and then remain at 35% CPR from month twenty eight and thereafter).
(3)      If the 10% Clean-Up Call is not exercised, the margins for the Class A Certificates will double, and the margins for the
         Class M Certificates and Class B Certificates will increase by a 1.5x multiple, on the second Distribution Date following the first possible Clean-Up Call Date.  Each class is subject to the Net WAC Cap Rate.
(4)      The pass-through rate for each class of certificates will equal the least of (a) One-Month LIBOR plus the related margin per annum, (b) the Net WAC Cap Rate and (c) 14.00% per annum.  The holders of the Class A Certificates, Class M
         Certificates and Class B Certificates may also be entitled to certain Net Swap Payments made by the Swap Counterparty to the Supplemental Interest Trust Trustee pursuant to the Swap Agreement.

                                                        NET WAC CAP SCHEDULE

                  Net WAC Cap(1)    Effective Rate(2)     Month        Net WAC Cap (1)(%)    Effective
                        (%)                (%)                                               Rate(2) (%)

       1               7.77%            14.00%              40               9.28%            14.00%
       2               7.96%            14.00%              41               9.58%            14.00%
       3               8.22%            14.00%              42               9.27%            14.00%
       4               7.96%            14.00%              43               9.26%            14.00%
       5               8.22%            14.00%              44               9.57%            14.00%
       6               7.96%            14.00%              45               9.25%            14.00%
       7               7.96%            14.00%              46               9.55%            14.00%
       8               8.22%            14.00%              47               9.23%            14.00%
       9               7.96%            14.00%              48               9.22%            14.00%
       10              8.22%            14.00%              49              10.10%            14.00%
       11              7.96%            14.00%              50               9.20%            14.00%
       12              7.96%            14.00%              51               9.50%            14.00%
       13              8.47%            14.00%              52               9.19%            14.00%
       14              7.96%            14.00%              53               9.48%            14.00%
       15              8.22%            14.00%              54               9.17%            14.00%
       16              7.95%            14.00%              55               9.16%            14.00%
       17              8.22%            14.00%              56               9.47%            14.00%
       18              7.95%            14.00%              57               9.16%            14.00%
       19              7.96%            14.00%              58               9.45%            14.00%
       20              8.23%            14.00%              59               9.17%            14.00%
       21              8.11%            14.00%              60               9.16%            14.00%
       22              9.03%            14.00%              61               9.78%            11.68%
       23              8.73%            14.00%              62               9.15%            10.91%
       24              8.71%            14.00%              63               9.44%            11.25%
       25              9.48%            14.00%              64               9.13%            10.87%
       26              8.69%            14.00%              65               9.42%            11.22%
       27              8.98%            14.00%              66               9.11%            10.84%
       28              8.73%            14.00%              67               9.10%            10.82%
       29              9.02%            14.00%              68               9.39%            11.17%
       30              8.72%            14.00%              69               9.08%            10.79%
       31              8.73%            14.00%              70               9.37%            11.13%
       32              9.04%            14.00%              71               9.06%            10.76%
       33              8.88%            14.00%              72               9.05%            10.74%
       34              9.54%            14.00%              73              10.01%            11.86%
       35              9.27%            14.00%              74               9.03%            10.70%
       36              9.26%            14.00%              75               9.33%            11.03%
       37             10.14%            14.00%              76               9.02%            10.65%
       38              9.25%                                77               9.31%
                                        14.00%             7878                               10.99%
       39              9.57%            14.00%              78               9.00%            10.62%
----------------------------------------------------------------------------------------------------------

(1)    Assumes  1-month LIBOR remains  constant at 5.320%,  6-month  LIBOR  remains  constant at 5.400%,  1-year LIBOR remains constant at 5.400% and run at the Pricing Speed to call.

(2)    All indices  increase to 20.00%  beginning  in the first  period and run at the Pricing  Speed to call.  The  effective available funds cap rate (the  "Effective  Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest  Accrual Period for the  Certificates  and (ii) the weighted average Net Mortgage
       Rate of the mortgage  loans plus (B) the Net Swap Payments from the Swap  Agreement,  if any,  divided by the aggregate balance of the mortgage loans multiplied by 360 divided by actual number of days, subject to a 14.00% cap.

                                            CLASS A SENSITIVITY TABLE (TO CALL)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                         0% PPC         50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (YEARS)                 16.60          1.73           1.25          1.00           0.83           0.71
           MOD DURATION                 10.26          1.60           1.17          0.94           0.79           0.68
     PRINCIPAL WINDOW (MONTH)          1 to 286       1 to 41       1 to 27        1 to 22        1 to 18       1 to 15
         PRINCIPAL MONTHS                286            41             27            22             18             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (YEARS)                 27.11          6.42           4.23          2.80           2.00           1.71
           MOD DURATION                 13.65          5.15           3.62          2.50           1.84           1.59
     PRINCIPAL WINDOW (MONTH)         286 to 357     41 to 150     27 to 100      22 to 72       18 to 31       15 to 24
         PRINCIPAL MONTHS                 72            110            74            51             14             10
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (YEARS)                 29.76          13.35          8.95          6.47           2.96           2.18
           MOD DURATION                 14.09          9.16           6.86          5.29           2.65           2.00
     PRINCIPAL WINDOW (MONTH)         357 to 357    150 to 161     100 to 108     72 to 78       31 to 60       24 to 28
         PRINCIPAL MONTHS                 1             12             9              7             30             5
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                          CLASS A SENSITIVITY TABLE (TO MATURITY)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                         0% PPC         50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (YEARS)                 16.60          1.73           1.25          1.00           0.83           0.71
           MOD DURATION                 10.26          1.60           1.17          0.94           0.79           0.68
     PRINCIPAL WINDOW (MONTH)          1 to 286       1 to 41       1 to 27        1 to 22        1 to 18       1 to 15
         PRINCIPAL MONTHS                286            41             27            22             18             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (YEARS)                 27.11          6.42           4.23          2.80           2.00           1.71
           MOD DURATION                 13.65          5.15           3.62          2.50           1.84           1.59
     PRINCIPAL WINDOW (MONTH)         286 to 357     41 to 150     27 to 100      22 to 72       18 to 31       15 to 24
         PRINCIPAL MONTHS                 72            110            74            51             14             10
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (YEARS)                 29.76          17.40         11.99          8.83           3.35           2.18
           MOD DURATION                 14.09          10.68          8.37          6.69           2.89           2.00
     PRINCIPAL WINDOW (MONTH)         357 to 357    150 to 324     100 to 247     72 to 187      31 to 147      24 to 28
         PRINCIPAL MONTHS                 1             175           148            116            117            5
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.320%,  6-month LIBOR remains  constant at 5.400% and 1-year LIBOR remains constant at 5.400%.  Assumes par price for all the bonds.

                                               CLASS M SENSITIVITY TABLE (TO CALL)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                         0% PPC         50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (YEARS)                 26.92          5.57           3.72          3.86           4.64           3.63
           MOD DURATION                 13.50          4.64           3.27          3.38           3.98           3.20
     PRINCIPAL WINDOW (MONTH)         304 to 340     51 to 85       38 to 56      43 to 50       50 to 60       28 to 47
         PRINCIPAL MONTHS                 37            35             19             8             11             20
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (YEARS)                 29.30          9.43           6.21          4.74           5.01           3.93
           MOD DURATION                 13.89          7.07           5.08          4.05           4.25           3.43
     PRINCIPAL WINDOW (MONTH)         340 to 357     85 to 150     56 to 100      50 to 72       60 to 60       47 to 47
         PRINCIPAL MONTHS                 18            66             45            23              1             1
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (YEARS)                 29.76          13.35          8.95          6.47           5.01           3.93
           MOD DURATION                 13.90          9.09           6.82          5.27           4.24           3.42
     PRINCIPAL WINDOW (MONTH)         357 to 357    150 to 161     100 to 108     72 to 78       60 to 60       47 to 47
         PRINCIPAL MONTHS                 1             12             9              7              1             1
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (YEARS)                 28.47          8.84           5.88          4.60           4.31           3.41
           MOD DURATION                 13.58          6.57           4.76          3.90           3.71           3.02
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 161     38 to 108      42 to 78       48 to 60       38 to 47
         PRINCIPAL MONTHS                 54            111            71            37             13             10
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (YEARS)                 28.47          8.84           5.87          4.56           4.16           3.29
           MOD DURATION                 13.53          6.56           4.75          3.87           3.60           2.91
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 161     37 to 108      41 to 78       45 to 60       36 to 47
         PRINCIPAL MONTHS                 54            111            72            38             16             12
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (YEARS)                 28.47          8.84           5.87          4.53           4.06           3.20
           MOD DURATION                 13.46          6.54           4.74          3.84           3.51           2.83
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 161     37 to 108      40 to 78       43 to 60       34 to 47
         PRINCIPAL MONTHS                 54            111            72            39             18             14
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (YEARS)                 28.47          8.84           5.87          4.52           3.98           3.13
           MOD DURATION                 12.59          6.35           4.64          3.76           3.39           2.74
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 161     37 to 108      39 to 78       42 to 60       33 to 47
         PRINCIPAL MONTHS                 54            111            72            40             19             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (YEARS)                 28.47          8.84           5.87          4.49           3.92           3.09
           MOD DURATION                 11.88          6.18           4.55          3.69           3.31           2.68
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 161     37 to 108      39 to 78       41 to 60       32 to 47
         PRINCIPAL MONTHS                 54            111            72            40             20             16
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (YEARS)                 28.47          8.84           5.87          4.49           3.88           3.04
           MOD DURATION                 10.91          5.94           4.42          3.60           3.21           2.60
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 161     37 to 108      38 to 78       40 to 60       32 to 47
         PRINCIPAL MONTHS                 54            111            72            41             21             16
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
               M-10
            WAL (YEARS)                 28.47          8.84           5.87          4.46           3.83           3.00
           MOD DURATION                 10.91          5.94           4.42          3.58           3.17           2.56
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 161     37 to 108      38 to 78       39 to 60       31 to 47
         PRINCIPAL MONTHS                 54            111            72            41             22             17
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.320%,  6-month LIBOR remains  constant at 5.400% and 1-year LIBOR remains constant at 5.400%.  Assumes par price for all the bonds.

                                             CLASS M SENSITIVITY TABLE (TO MATURITY)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                         0% PPC         50% PPC        75% PPC       100% PPC      125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (YEARS)                 26.92          5.57           3.72          3.86           4.66           3.67
           MOD DURATION                 13.50          4.64           3.27          3.38           3.99           3.22
     PRINCIPAL WINDOW (MONTH)         304 to 340     51 to 85       38 to 56      43 to 50       50 to 63       28 to 50
         PRINCIPAL MONTHS                 37            35             19             8             14             23
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (YEARS)                 29.30          9.43           6.21          4.74           6.07           4.94
           MOD DURATION                 13.89          7.07           5.08          4.05           4.99           4.19
     PRINCIPAL WINDOW (MONTH)         340 to 357     85 to 150     56 to 100      50 to 72       63 to 86       50 to 72
         PRINCIPAL MONTHS                 18            66             45            23             24             23
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (YEARS)                 29.76          17.21         11.79          8.67           8.70           7.46
           MOD DURATION                 13.90          10.53          8.24          6.58           6.65           5.89
     PRINCIPAL WINDOW (MONTH)         357 to 357    150 to 295     100 to 214     72 to 160      86 to 130     72 to 118
         PRINCIPAL MONTHS                 1             146           115            89             45             47
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (YEARS)                 28.47          9.71           6.51          5.08           4.68           3.72
           MOD DURATION                 13.58          6.90           5.08          4.19           3.96           3.24
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 269     38 to 189      42 to 141      48 to 109      38 to 87
         PRINCIPAL MONTHS                 54            219           152            100            62             50
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (YEARS)                 28.47          9.68           6.48          5.03           4.53           3.59
           MOD DURATION                 13.53          6.88           5.06          4.15           3.84           3.13
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 262     37 to 184      41 to 136      45 to 106      36 to 84
         PRINCIPAL MONTHS                 54            212           148            96             62             49
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (YEARS)                 28.47          9.65           6.45          4.98           4.41           3.48
           MOD DURATION                 13.46          6.85           5.04          4.11           3.75           3.04
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 254     37 to 177      40 to 131      43 to 101      34 to 80
         PRINCIPAL MONTHS                 54            204           141            92             59             47
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (YEARS)                 28.47          9.61           6.42          4.94           4.30           3.39
           MOD DURATION                 12.59          6.62           4.91          4.01           3.61           2.93
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 246     37 to 170      39 to 126      42 to 97       33 to 77
         PRINCIPAL MONTHS                 54            196           134            88             56             45
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (YEARS)                 28.47          9.57           6.39          4.89           4.23           3.34
           MOD DURATION                 11.88          6.43           4.80          3.91           3.51           2.85
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 236     37 to 163      39 to 120      41 to 93       32 to 73
         PRINCIPAL MONTHS                 54            186           127            82             53             42
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (YEARS)                 28.47          9.51           6.35          4.85           4.16           3.26
           MOD DURATION                 10.91          6.15           4.63          3.80           3.38           2.75
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 229     37 to 157      38 to 116      40 to 89       32 to 70
         PRINCIPAL MONTHS                 54            179           121            79             50             39
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
               M-10
            WAL (YEARS)                 28.47          9.41           6.27          4.77           4.07           3.19
           MOD DURATION                 10.91          6.12           4.60          3.75           3.32           2.69
     PRINCIPAL WINDOW (MONTH)         304 to 357     51 to 217     37 to 148      38 to 109      39 to 84       31 to 66
         PRINCIPAL MONTHS                 54            167           112            72             46             36
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.320%,  6-month LIBOR remains  constant at 5.400% and 1-year LIBOR remains constant at 5.400%.  Assumes par price for all the bonds.

                                                           FORWARD CURVES
                  FWD           FWD          FWD                      FWD  Month       FWD           FWD
                 1 Month       6 Month       1 Year                     1 Month        6 Month       1 Year
                LIBOR (%)     LIBOR (%)     LIBOR (%)     Month        LIBOR (%)      LIBOR (%)     LIBOR (%)

     1           5.3200        5.4000        5.4000         37          4.9776         5.0234        5.0879
     2           5.3463        5.3882        5.3686         38          4.9758         5.0212        5.0934
     3           5.3378        5.3716        5.3395         39          4.9732         5.0177        5.1015
     4           5.3397        5.3522        5.3109         40          4.9698         5.0148        5.1066
     5           5.3528        5.3197        5.2775         41          4.9667         5.0114        5.1130
     6           5.3119        5.2790        5.2408         42          4.9643         5.0091        5.1198
     7           5.2745        5.2438        5.2059         43          4.9607         5.0108        5.1274
     8           5.2523        5.2037        5.1686         44          4.9574         5.0244        5.1346
     9           5.2199        5.1676        5.1363         45          4.9545         5.0441        5.1430
     10          5.1501        5.1276        5.0998         46          4.9509         5.0599        5.1500
     11          5.1146        5.0952        5.0684         47          4.9486         5.0778        5.1579
     12          5.1023        5.0665        5.0396         48          4.9810         5.0981        5.1668
     13          5.0536        5.0328        5.0140         49          5.0560         5.1110        5.1741
     14          5.0232        5.0022        5.0026         50          5.0584         5.1121        5.1794
     15          4.9952        4.9743        4.9943         51          5.0572         5.1117        5.1851
     16          4.9660        4.9451        4.9872         52          5.0576         5.1119        5.1899
     17          4.9358        4.9151        4.9814         53          5.0572         5.1113        5.1950
     18          4.9083        4.8877        4.9776         54          5.0575         5.1117        5.2007
     19          4.8794        4.8717        4.9759         55          5.0573         5.1135        5.2056
     20          4.8508        4.8788        4.9742         56          5.0574         5.1207        5.2119
     21          4.8229        4.8916        4.9748         57          5.0570         5.1302        5.2167
     22          4.7933        4.9095        4.9772         58          5.0559         5.1378        5.2223
     23          4.7680        4.9261        4.9805         59          5.0560         5.1468        5.2280
     24          4.8138        4.9478        4.9857         60          5.0715         5.1556        5.2330
     25          4.9364        4.9605        4.9914         61          5.1054         5.1619        5.2381
     26          4.9267        4.9506        4.9953         62          5.1069         5.1635        5.2413
     27          4.9157        4.9395        5.0003         63          5.1065         5.1625        5.2453
     28          4.9051        4.9289        5.0071         64          5.1071         5.1633        5.2489
     29          4.8939        4.9174        5.0125         65          5.1073         5.1632        5.2537
     30          4.8836        4.9068        5.0196         66          5.1073         5.1626        5.2566
     31          4.8716        4.9060        5.0283         67          5.1080         5.1655        5.2603
     32          4.8612        4.9203        5.0365         68          5.1068         5.1744        5.2643
     33          4.8510        4.9405        5.0458         69          5.1073         5.1832        5.2677
     34          4.8395        4.9624        5.0564         70          5.1066         5.1928        5.2723
     35          4.8296        4.9835        5.0666         71          5.1061         5.2032        5.2752
     36          4.8721        5.0070        5.0789         72          5.1240         5.2122        5.2786
---------------------------------------------------------------------------------------------------------------

                                                        EXCESS SPREAD TABLE

               Static LIBOR(1)      Fwd LIBOR(2)      Month       Static LIBOR(1)nth  Fwd LIBOR(2)
                    (%)               (%)                              (%)               (%)

     1              243               243              40             406                404
     2              293               293              41             416                415
     3              294               294              42             406                405
     4              293               293              43             406                405
     5              294               294              44             416                415
     6              292               292              45             404                405
     7              292               292              46             414                415
     8              293               293              47             403                405
     9              292               292              48             402                403
     10             293               293              49             432                427
     11             291               291              50             400                397
     12             291               291              51             409                407
     13             293               294              52             399                398
     14             290               291              53             408                407
     15             292               292              54             397                397
     16             290               291              55             396                396
     17             291               292              56             407                407
     18             289               290              57             395                395
     19             289               291              58             404                405
     20             292               294              59             396                397
     21             302               304              60             395                395
     22             367               372              61             417                423
     23             359               366              62             380                387
     24             357               363              63             397                404
     25             376               377              64             377                386
     26             356               357              65             395                403
     27             362               364              66             375                384
     28             360               359              67             374                383
     29             367               365              68             391                400
     30             359               359              69             372                382
     31             360               360              70             389                399
     32             369               369              71             370                381
     33             374               376              72             369                378
     34             418               423              73             423                430
     35             410               417              74             367                376
     36             410               414              75             384                393
     37             440               438              76             365                375
     38             392               392              77             382                392
                                                      7878
     39             409               408              78             363                373
-----------------------------------------------------------------------------------------------------

(1)    Assumes  1-month LIBOR remains  constant at 5.320%,  6-month  LIBOR  remains  constant at 5.400%,  1-year LIBOR remains constant at 5.400% and run at the Pricing Speed to call.  Assumes payments are received from the Swap Agreement.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year Forward LIBOR and run at the Pricing Speed to call.
       Assumes payments are received from the Swap Agreement.

                                                         BREAK-EVEN TABLES

                        Static/LIBOR(1)                 Forward LIBOR(2)
                       40% Loss Severity               40% Loss Severity
                  CDR Break %       Cum Loss %     CDR Break %      Cum Loss %
--------------- ----------------- -------------- ----------------- -------------
  Class M-1          36.35%          23.78%           36.14%          23.70%
  Class M-2          28.32%          20.54%           28.21%          20.49%
  Class M-3          23.93%          18.46%           23.86%          18.43%
  Class M-4          21.32%          17.10%           21.28%          17.08%
  Class M-5          18.43%          15.46%           18.41%          15.45%
  Class M-6          16.35%          14.19%           16.34%          14.18%
  Class M-7          14.29%          12.84%           14.30%          12.85%
  Class M-8          12.90%          11.88%           12.92%          11.89%
  Class M-9          11.18%          10.62%           11.20%          10.63%
  Class M-10         9.56%            9.36%           9.58%           9.37%
--------------- ----------------- -------------- ----------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.320%,  6-month  LIBOR  remains  constant at 5.400%,  1-year LIBOR remains constant at 5.400% and run at the Pricing Speed to maturity.  Assumes payments are received from the Swap Agreement.

(2)    Assumes  1-month Forward LIBOR,  6-month Forward LIBOR,  1-year Forward LIBOR and run at the pricing speed to maturity.
       Assumes payments are received from the Swap Agreement.

ASSUMPTIONS:
Assumes 100% principal and interest advancing
40% severity rate
12 months recovery lag
Triggers are in effect at all times
Pricing speed
Run to maturity
CDR Break means when bonds receive first principal dollar loss

BANC OF AMERICA SECURITIES LLC
MORTGAGE TRADING/SYNDICATE                                          Tel:  (212) 847-5095
                                                                    Fax: (212) 847-5143
Patrick Beranek                                                     patrick.beranek@bankofamerica.com
Ileana Chu                                                          ileana.i.chu@bankofamerica.com
Charlene Balfour                                                    charlene.c.balfour@bankofamerica.com
Jacqueline Markot                                                   jacqueline.l.markot@bofasecurities.com
PRINCIPAL FINANCE GROUP                                             Fax: (212) 847-5040
Rajneesh Salhotra (Structuring)                                     Tel: (212) 847-5434
                                                                    rajneesh.salhotra@bankofamerica.com
Juanita Deane-Warner                                                Tel: (212) 583-8405
                                                                    juanita.l.deane-warner@bankofamerica.com
Pauwla Rumli                                                        Tel: (212) 583-8447
                                                                    pauwla.rumli@bankofamerica.com
Luna Nguyen (Collateral)                                            Tel: (704) 683-4190
                                                                    luna.nguyen@bankofamerica.com
RATING AGENCIES
Laura Pokojni - Fitch                                               (212) 908-0228
                                                                    laura.pokojni@fitchratings.com
Odile Grisard Boucher - Moody's                                     (212) 553-1382
                                                                    Odile.GrisardBoucher@moodys.com
Chris Deasy - S&P                                                   (212) 438-2405
                                                                    chris.deasy@sandp.com
------------------------------------------------------------------- -----------------------------------------------------------